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                            DIGI INTERNATIONAL INC.
             EXHIBIT 11 -- DETAIL COMPUTATION OF EARNINGS PER SHARE

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
                                                                              YEARS ENDED SEPTEMBER 30
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                                                                        1993            1994            1995
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
PER SHARE DATA
Income before cumulative effect of a change in accounting for
 income taxes....................................................  $   14,782,664  $   16,701,092  $   19,331,093
Cumulative effect of the change in accounting for income taxes...         122,100
Net income.......................................................  $   14,904,764  $   16,701,092  $   19,331,093
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Net income per common and common equivalent share,
Income before cumulative effect of a change in accounting for
 income taxes....................................................  $         1.02  $         1.15  $         1.38
Cumulative effect of the change in accounting for income taxes...             .01
Primary..........................................................  $         1.03  $         1.15  $         1.38
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Net income per common and common equivalent share,
Income before cumulative effect of a change in accounting for
 income taxes....................................................  $         1.02  $         1.15  $         1.38
Cumulative effect of the change in accounting for income taxes...             .01
Fully diluted....................................................  $         1.03  $         1.15  $         1.38
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WEIGHTED AVERAGE NUMBER OF COMMON AND COMMOM EQUIVALENT SHARES
Primary:
  Weighted average of common shares outstanding..................      14,091,503      14,262,206      13,656,150
  Dilutive stock options, using treasury stock method............         472,176         248,363         400,959
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                                                                       14,563,679      14,510,569      14,057,109
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Fully diluted:
  Weighted average of common shares outstanding..................      14,091,503      14,262,206      13,656,150
  Dilutive stock options, using treasury stock method............         478,047         245,690         611,033
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                                                                       14,569,550      14,507,896      14,267,183
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NOTE: The  calculation  of  fully diluted  earnings  per share  is  submitted in compliance with Regulation S-K Item  601(b) (11) although not required  by footnote  2 to paragraph  14 of APB  Opinion No. 15  because it results in less than 3% dilution.